EXHIBIT 10(a)79

                SYSTEM EXECUTIVE CONTINUITY PLAN
             OF ENTERGY CORPORATION AND SUBSIDIARIES



                            PURPOSES

     The System Executive Continuity Plan of Entergy Corporation and Subsidiaries has as its purposes the advancement of the interests of the Company and its stockholders by encouraging the continued attention and dedication of key members of Entergy's management to their assigned duties, without distraction, in the event of an attempted or actual change in control of Entergy Corporation. Plan Benefits shall not become due unless and until Entergy Corporation experiences a Change in Control.


                            ARTICLE I

                           DEFINITIONS

     The following terms shall have the meaning hereinafter indicated unless expressly provided herein to the contrary:

1.01 "Administrator" shall mean the Personnel Committee established by the Board of Directors, or such other individuals or committee (not fewer than three in number) as shall from time to time be designated in writing by the Chairman of the Board of Directors as the administrator of the Plan. The Administrator shall be the "plan administrator" for the Plan within the meaning of ERISA. Notwithstanding the foregoing, from and after the date immediately preceding the commencement of a Change in Control Period, the "Administrator" shall mean (a) the individuals (not fewer than three in number) who, on the date six months before the commencement of the Change in Control Period, constitute the Administrator, plus (b) in the event that fewer than three individuals are available from the group specified in clause (a) above for any reason, such individuals as may be appointed by the individual or individuals so available (including for this purpose any individual or individuals previously so appointed under this clause (b)); provided, however, that the maximum number of individuals constituting the Administrator shall not exceed six.

1.02 "Base Salary" shall mean the Participant's annual rate of base salary as in effect immediately prior to commencement of a Change in Control Period or, if higher, as in effect at any time within one year immediately prior to the commencement of the Change in Control Period, which shall be calculated exclusive of any bonuses, overtime, or other special payments, but including the amount, if any, the Participant elects to defer under: (a) a cash or deferred arrangement qualified under Code Section 401(k);
     (b) a cafeteria plan under Code Section 125; (c) the Executive Deferred Compensation Plan of Entergy Corporation and Subsidiaries, or any successor or replacement plan; and (d) any other nonqualified deferred compensation plan, agreement, or arrangement in which the Participant may hereafter participate or be a party.

1.03 "Beneficiary" shall mean the Surviving Spouse of Participant or, if Participant does not have a Surviving Spouse, Beneficiary shall mean any individual or entity so designated by Participant, or, if Participant does not have a Surviving Spouse and does not designate a beneficiary hereunder, or if the designated beneficiary predeceases Participant, Beneficiary shall mean Participant's estate.

1.04 "Benefit Pay Continuation Period" shall mean the applicable
     Benefit Pay Continuation Period described in Section 4.02 with respect to the System Management Level of the Participant.

1.05 "Board of Directors" shall mean the Board of Directors of Entergy Corporation.

1.06 "Cause" shall mean:

     (a) willful and continuing failure by Participant to substantially perform Participant's duties (other than such failure resulting from the Participant's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Participant) that has not been cured within thirty
       (30) days after a written demand for substantial performance is delivered to the Participant by the board of directors of the Employer, which demand specifically identifies the manner in which the board believes that the Participant has not substantially performed the Participant's duties; or

     (b) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to any System Company, monetarily or otherwise; or

     (c)  conviction of or entrance of a plea of guilty or nolo
       contendere to a felony or other            crime which has or may
       have a material adverse affect on Participant's ability to carry out Participant's duties or upon the reputation of any System Company; or

     (d)   a material violation by Participant of any agreement
       Participant has with a System   Company; or

     (e) unauthorized disclosure by Participant of the confidences of any System Company.

     For purposes of clauses (a) and (b) of this definition, no act, or failure to act, on the Participant's part shall be deemed "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant's act, or failure to act, was in the best interest of the Employer.

1.07 "Change in Control" shall mean:

     (a) the purchase or other acquisition by any person, entity or group of persons, acting in concert within the meaning of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of twenty-five percent (25%) or more of either the shares of common stock outstanding immediately following such acquisition or the combined voting power of Entergy Corporation's voting securities entitled to vote generally and outstanding immediately following such acquisition, other than any such purchase or acquisition in connection with a Non-CIC Merger (defined in subsection (b) below);

     (b) the consummation of a merger or consolidation of Entergy Corporation, or any direct or indirect subsidiary of Entergy Corporation with any other corporation, other than a Non-CIC Merger, which shall mean a merger or consolidation immediately following which the individuals who comprise the Board of Directors immediately prior thereto constitute at least a majority of the Board of Directors, or the board of directors of the entity surviving such merger or consolidation, or the board of directors of any parent thereof (unless the failure of such individuals to comprise at least such a majority is unrelated to such merger or consolidation);

     (c) the stockholders of Entergy Corporation approve a plan of complete liquidation or dissolution of Entergy Corporation or there is consummated an agreement for the sale or disposition by Entergy Corporation of all or substantially all of Entergy Corporation's assets; or

     (d) any change in the composition of the Board of Directors such that during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Entergy Corporation) whose appointment or election by the Board of Directors or nomination for election by Entergy Corporation's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended, cease for any reason to constitute at least a majority thereof.

     Provided, however, that no Change in Control shall be deemed to occur solely by virtue of (1) the insolvency or bankruptcy of Entergy Corporation; or (2) the transfer of assets of Entergy Corporation to an affiliate of Entergy Corporation, provided such affiliate assumes the obligations of the Plan and agrees to continue uninterrupted the rights of the Participants under the Plan; or (3) the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of Entergy Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of Entergy Corporation immediately following such transaction or series of transactions.

1.08 "Change in Control Period" shall mean the period commencing ninety (90) days prior to and ending twenty-four (24) calendar months following a Change in Control.

1.09 "Claims Administrator" shall mean the Administrator or its designee responsible for administering claims for benefits under the Plan.

1.10 "Claims Appeal Administrator" shall mean the Administrator or its delegee responsible for administering appeals from the denial or partial denial of claims for benefits under the Plan.

1.11 "COBRA" shall mean the Consolidated Omnibus Budget
     Reconciliation Act of 1985, as amended.

1.12 "Code" shall mean the Internal Revenue Code of 1986, as amended.

1.13 "Date of Termination," with respect to any purported termination of Participant's employment within a Change in Control Period shall mean (a) if Participant's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that Participant shall not have returned to the full-time performance of his duties during such thirty (30) day period), and (b) if Participant's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by Employer, shall not be less than thirty (30) days (except in the case of a termination for Cause) and, in the case of a termination by Participant, shall not be less than fifteen (15) days nor more than sixty (60) days, respectively, from the date such Notice of Termination is given).

1.14 "Disability" shall be deemed the reason for the termination by Employer of Participant's employment within a Change in Control Period if, as a result of Participant's incapacity due to physical or mental illness, Participant shall have been absent from the full-time performance of Participant's duties with Employer for a period of six (6) consecutive months, Employer shall have given Participant a Notice of Termination for Disability, and, within thirty (30) days after such Notice of Termination is given, Participant shall not have returned to the full-time performance of Participant's duties.

1.15 "Effective Date" shall mean January 1, 2000, the effective date of the Plan.

1.16 "Eligible Employee" shall mean those Employees eligible for participation in this Plan, as set forth in Section 3.01.

1.17 "Employee" shall mean an employee of a System Company.

1.18 "Employer" shall mean the System Company with which the Participant is last employed on or before the Participant's termination from System employment.

1.19 "ERISA" shall mean the Employee Retirement Income Security
     Act of 1974, as amended.

1.20 "Good Reason" shall mean the occurrence, without the Participant's express written consent, of any of the following events during the Change in Control Period:

     (a) the substantial reduction or alteration in the nature or status of the Participant's duties or responsibilities from those in effect on the date immediately preceding the first day of the Change in Control Period, other than an insubstantial and inadvertent act that is remedied by the System Company employer promptly after receipt of notice thereof given by the Participant and other than any such alteration primarily attributable to the fact that Entergy Corporation may no longer be a public company;

     (b) a reduction of five percent (5%) or more in Participant's base salary as in effect immediately prior to commencement of a Change in Control Period, which shall be calculated exclusive of any bonuses, overtime, or other special payments, but including the amount, if any, the Participant elects to defer under: (1) a cash or deferred arrangement qualified under Code Section 401(k);
       (2) a cafeteria plan under Code Section 125; (3) the Executive Deferred Compensation Plan of Entergy Corporation and Subsidiaries, or any successor or replacement plan; and (4) any other nonqualified deferred compensation plan, agreement, or arrangement in which the Participant may hereafter participate or be a party;

     (c) requiring Participant to be based at a location outside of the continental United States and other than his primary work location as it existed on the date immediately preceding the first day of the Change in Control Period, except for required travel on business of any System Company to an extent substantially consistent with the Participant's present business obligations;

     (d) failure by System Company employer to continue in effect any compensation plan in which Participant participates immediately prior to the commencement of the Change in Control Period which is material to Participant's total compensation, including but not limited to compensation plans in effect, including stock option, restricted stock, stock appreciation right, incentive compensation, bonus and other plans or any substitute plans adopted prior to the Change in Control Period, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by System Company employer to continue Participant's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount or timing of payment of benefits provided and the level of the Participant's participation relative to other participants, as existed immediately prior to the Change in Control;

     (e) failure by System Company employer to continue to provide Participant with benefits substantially similar to those enjoyed by Participant under any of the System Company's pension, savings, life insurance, medical, health and accident, or disability plans in which Participant was participating immediately prior to the Change in Control Period, the taking of any other action by System Company employer which would directly or indirectly materially reduce any of such benefits or deprive Participant of any material fringe benefit enjoyed by Participant immediately prior to commencement of the Change in Control Period, or the failure by System Company employer to provide Participant with the number of paid vacation days to which Participant is entitled on the basis of years of service with the System in accordance with the System Company's normal vacation policy in effect at the time of the Change in Control; or

     (f) any purported termination of Participant's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 1.21 hereof; for purposes of this Plan, no such purported termination shall be effective in depriving Participant of the right to terminate employment for Good Reason.

     Participant's right to terminate his employment for Good Reason shall not be affected by Participant's incapacity due to physical or mental illness. Participant's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason.

1.21 "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Plan relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Eligible Employee's employment under the provision so indicated. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the terminating employer's board of directors at a meeting of such board of directors which was called and held for the purpose of considering such termination (after reasonable notice to Participant and an opportunity for Participant, together with Participant's counsel, to be heard before that board) finding that, in the good faith opinion of the board, Participant was guilty of conduct set forth in the definition of Cause herein, and specifying the particulars thereof in detail.

1.22 "Office of the Chief Executive" shall mean the Office of Chief Executive, as time to time composed, which shall consist of such members appointed by, and to serve at the pleasure of, the Chief Executive Officer of Entergy Corporation.

1.23 "Participant" shall mean an Eligible Employee who fulfills the requirements for participation in this Plan as set forth in
     Section 3.02.

1.24 "Participant Application" shall mean the written application between Employee and the Administrator evidencing Employee's participation in this Plan, which application shall be part of the Plan. Participant Applications shall be in substantially the same form as that attached to this Plan as Appendix A, as may be amended from time to time by the Administrator.

1.25 "Personnel Committee" shall mean the Personnel Committee of the Board of Directors.

1.26 "Plan" shall mean this System Executive Continuity Plan of
     Entergy Corporation and Subsidiaries and any amendments, supplements or modifications from time to time made hereto in accordance with Sections 8.01 and 8.02.

1.27 "Potential Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

     (a) Entergy Corporation or any affiliate or subsidiary company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; or

     (b) the Board of Directors adopts a resolution to the effect that, for purposes of this Plan, a Potential Change in Control has occurred; or

     (c) any System Company or any person or entity publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control; or

     (d) any person or entity becomes the beneficial owner (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time), either directly or indirectly, of securities of Entergy Corporation representing twenty percent (20%) or more of either the then outstanding shares of common stock of Entergy Corporation or the combined voting power of Entergy Corporation's then outstanding securities (not including in the calculation of the securities beneficially owned by such person or entity any securities acquired directly from Entergy Corporation or its affiliates).

1.28 "Qualifying Event" shall mean the occurrence of one of the following within the Change in Control Period:

     (a) Participant's employment is terminated by Employer other than for Cause; or

     (b)  Participant terminates his System employment for Good
       Reason.

     For purposes of this Plan, the following shall not constitute Qualifying Events:
     (1) Participant's death; or (2) Participant becoming
     Disabled under the terms of the Entergy Corporation
     Companies' Benefits Plus Long Term Disability ("LTD") Plan.

1.29 "Surviving Spouse" shall mean the person to whom the Participant was legally married as of the date of such Participant's death.

1.30 "System" shall mean Entergy Corporation and all other System
     Companies, and, except in determining whether a Change in Control has occurred, shall include any successor thereto as contemplated in Section 8.03 of this Plan.

1.31 "System Company" shall mean Entergy Corporation and any corporation eighty percent (80%) or more of whose stock (based on voting power or value) is owned, directly or indirectly, by Entergy Corporation and any partnership or trade or business which is eighty percent (80%) or more controlled, directly or indirectly, by Entergy Corporation, and, except in determining whether a Change in Control has occurred, shall include any successor thereto as contemplated in Section 8.03 of this Plan.

1.32 "System Management Level" shall mean the applicable management level set forth in Section 3.01.

1.33 "Target Award" shall mean the target percentage established by the Personnel Committee under the Executive Annual Incentive Plan of Entergy Corporation and Subsidiaries, or any successor plan, with respect to Participant.


                           ARTICLE II

                          CONSTRUCTION

2.01 Gender and Number. The masculine pronoun whenever used in the Plan shall include the feminine. Similarly, the feminine pronoun whenever used in the Plan shall include the masculine as the context or facts may require. Whenever any words are used herein in the singular, they shall be construed as if they were also used in the plural in all cases where the context so applies.

2.02 Captions. The captions of this Plan are not part of the provisions of the Plan and shall have no force and effect.

2.03 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

2.04 Controlling Law. The administration of the Plan, and any Trust established thereunder, shall be governed by applicable federal law, including ERISA and, to the extent federal law is inapplicable, the laws of the State of Delaware, without regard to the conflict of law principles of any state. Any persons or corporations who now are or shall subsequently become parties to the Plan shall be deemed to consent to this provision.

2.05 No Right to Employment. This Plan does not confer nor shall be construed as creating an express or implied contract of employment.


                           ARTICLE III

                          PARTICIPATION

3.01 Eligible Employees.  Only active, full-time Employees who
     (a) on the day immediately preceding the commencement of a Change in Control Period are eligible for a Target Award at a level at or above 40%; and (b) are at one of the following System Management Levels (which constitute a select group of management or highly compensated employees) shall be eligible for benefits under this Plan:

     (1)  System Management Level 1 ( Chief Executive Officer and
       Chairman of the Board of Entergy Corporation);

     (2) System Management Level 2 (Presidents and Executive Vice Presidents within the System);

     (3)  System Management Level 3 (Senior Vice Presidents within the
       System); and

     (4)  System Management Level 4 (Vice Presidents within the
       System), but only with the advance written approval of the Office of Chief Executive.

3.02 Participation.  An Eligible Employee shall become a
     Participant in the Plan if Eligible Employee has filed with the Administrator, pursuant to this Section 3.02 and within the time frame established by the Administrator (and as noted on the Participant Application), a Participant Application and all other agreements presented to him by the Administrator regarding his employment and non-qualified deferred compensation, provided that such Participant Application is approved and accepted in writing by the Administrator. The Participant Application shall specify the effective date of Eligible Employee's participation in the Plan. Eligible Employee shall cease to be a Participant under this Plan only in accordance with the terms of Sections 3.05 and 6.01.

3.03 Notice of Participation. Participation shall be evidenced by a written notice, signed by the Administrator and delivered to the Participant.

3.04 Participant Eligibility for Benefits.  Participants in the
     Plan shall be eligible for Plan benefits under the terms and conditions of the Plan.

3.05 Termination of Participation.

     (a) Prior to Commencement of Change in Control Period. An individual shall cease to be a Participant in this Plan and thereafter shall not be eligible for any benefits otherwise payable under this Plan if, prior to commencement of the Change in Control Period, for whatever reason (including, but not limited to, death, other loss of active employment status, loss of eligible System Management Level, loss of eligibility for Target Award level at or above 40%), such individual no longer satisfies the eligibility requirements set forth in Section 3.01. If such individual thereafter becomes an Eligible Employee, to again become a Participant in the Plan he shall be required to submit to the Administrator a new Participant Application and his participation in the Plan shall be conditioned on the Administrator's approval and acceptance of such Participation Application, as set forth in Section 3.02. An individual also shall cease to be a Participant in the Plan prior to commencement of a Change in Control Period for those reasons set forth in
       Section 6.01(c) and (d).

       For purposes of this Plan, an individual who becomes Disabled under the terms of the Entergy Corporation Companies' Benefits Plus Long Term Disability ("LTD") Plan and prior to commencement of a Change in Control Period shall be deemed to no longer satisfy the eligibility requirements of Section 3.01 upon the commencement of LTD Plan benefit payments to the individual or on his behalf.

     (b) On or After Commencement of Change in Control Period. An individual shall cease to be a Participant in the Plan on and after the commencement of a Change in Control Period only for those reasons set forth in Section 6.01 and shall be subject to the benefit cessation, forfeiture and repayment provisions set forth therein.


                           ARTICLE IV

                            BENEFITS

4.01 Compensation and Benefit Continuation.

     (a) If there should occur a Change in Control and if, within the Change in Control Period, a Participant has a Qualifying Event, Employer shall pay Participant's full salary to him through the Date of Termination at the rate in effect immediately prior to the Date of Termination or, if higher, the rate in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason, together with all compensation and benefits payable to Participant through the Date of Termination under the terms and conditions of the Employer's compensation and benefit plans, programs or arrangements as in effect immediately prior to the Date of Termination or, if more favorable to Participant, as in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason.

     (b) If there should occur a Change in Control and if, within the Change in Control Period, a Participant has a Qualifying Event, Employer shall pay to Participant the Participant's normal post-termination compensation and benefits as such payments become due. Such post-termination compensation and benefits shall be determined under, and paid in accordance with, the Employer's retirement, insurance and other compensation or benefit plans, programs and arrangements.

     (c) If there should occur a Change in Control and if, within the Change in Control Period, a Participant has a Qualifying Event, then such Participant shall be entitled to receive, subject to the forfeiture provisions of Section 6.01, the Plan benefits set forth in Sections 4.02 and 4.03 with respect to Participants at his System Management Level. A Participant's benefits shall be determined by reference to his System Management Level on the date immediately preceding the commencement of the Change in Control Period.

4.02 Periodic Cash Payments. A Participant satisfying all of the terms and conditions of this Plan shall be entitled to receive, in lieu of any further salary payments to the Participant for periods subsequent to the Date of Termination, but subject to the forfeiture provisions of Section 6.01, periodic cash payments calculated and payable in accordance with the following:

     (a)  If Participant is at System Management Level 1 or 2, the
       total cash benefit amount payable under this Section 4.02 to the Participant shall be equal to three (3) times the sum of: (1) Participant's Base Salary or, if higher, Participant's annual rate of salary as in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason and (2) Participant's Target Award for the year in which the Change in Control Period commences or, if higher, the year in which the Date of Termination occurs. The total cash benefit amount computed above shall be divided into substantially equal installments and paid to Participant over a thirty-six (36) consecutive month period, commencing on the Date of Termination, which thirty-six (36) consecutive month period shall be the Benefit Pay Continuation Period for System Management Level 1 and 2 Participants. Payments of such substantially equal installments over Participant's Benefit Pay Continuation Period shall be payable in advance at the same frequency as base salary payments to Participant immediately prior to the Qualifying Event.

     (b) If Participant is at System Management Level 3, the total cash benefit amount payable under this Section 4.02 to Participant shall be equal to two (2) times the sum of: (1) Participant's Base Salary or, if higher, Participant's annual rate of salary as in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason and (2) Participant's Target Award for the year in which the Change in Control Period commences or, if higher, the year in which the Date of Termination occurs. The total cash benefit amount computed above shall be divided into substantially equal installments and paid to the Participant over a twenty-four (24) consecutive month period, commencing on the Date of Termination, which twenty-four (24) consecutive month period shall be the Benefit Pay Continuation Period for System Management Level 3 Participants. Payments of such substantially equal installments over Participant's Benefit Pay Continuation Period shall be payable in advance at the same frequency as base salary payments to Participant immediately prior to the Qualifying Event.

     (c) If Participant is at System Management Level 4, the total cash benefit amount payable under this Section 4.02 to Participant shall be equal to the sum of: (1) Participant's Base Salary or, if higher, Participant's annual rate of salary as in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason and (2) Participant's Target Award for the year in which the Change in Control Period commences or, if higher, the year in which the Date of Termination occurs. The total cash benefit amount computed above shall be divided into substantially equal installments and paid to Participant over a twelve (12) consecutive month period, commencing on the Date of Termination, which twelve (12) consecutive month period shall be the Benefit Pay Continuation Period for System Management Level 4 Participants. Payments of such substantially equal installments over Participant's Benefit Pay Continuation Period shall be payable in advance at the same frequency as base salary payments to Participant immediately prior to the Qualifying Event.

4.03 Additional Benefits. In addition to the benefits set forth in section 4.02, a Participant satisfying all of the terms and conditions of this Plan shall be entitled, subject to the forfeiture provisions of Section 6.01, to the following benefits under the Plan:

     (a) For the duration of a Participant's Benefit Pay Continuation Period, the Employer shall arrange to provide the Participant and his dependents medical and dental benefits substantially similar to those provided to the Participant and his dependents immediately prior to the Qualifying Event or, if more favorable to the Participant, those provided to the Participant and his dependents immediately prior to the first occurrence of an event or circumstance constituting Good Reason, at no greater cost to the Participant than the cost to Employer's regular full-time active employees immediately prior to such date or occurrence; provided, however, that unless the Participant consents to a different arrangement, such medical and dental benefits shall be provided through a third-party insurer. Benefits otherwise receivable by the Participant pursuant to this Section 4.03(a) shall be reduced to the extent benefits of the same type are received by or made available to the Participant during his Benefit Pay Continuation Period (and any such benefits received by or made available to the Participant shall be reported to the Employer by the Participant); provided, however, that the Employer shall reimburse the Participant for the excess, if any, of the cost of such benefits to the Participant over such cost immediately prior to the Qualifying Event or, if more favorable to the Participant, the first occurrence of an event or circumstance constituting Good Reason. The period of coverage provided in accordance with this Section 4.03(a) shall count toward the Participant's required period of continuation coverage, if any, under COBRA.

       If the Participant would have become entitled to post-retirement medical and dental benefits under the Employer's medical and dental plans, as in effect immediately prior to the Qualifying Event or, if more favorable to the Participant, as in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason, had the Participant's employment terminated at any time during his Benefit Pay Continuation Period, the Employer shall provide such post-retirement medical and dental benefits to the Participant and the Participant's dependents commencing on the later of (1) the date on which such coverage would have first become available or (2) the date on which benefits described in the immediately preceding paragraph terminate.

     (b) Subject to any federal securities law restrictions on sale and exercise, the number of Performance Shares or Performance Share units, as applicable, Participant shall be entitled to receive under the Performance Share Program of the Equity Ownership Plan of Entergy Corporation and Subsidiaries with respect to any Performance Period (as defined under the Performance Share Program) that precedes or includes the day on which the Change in Control Period commences shall be determined as if Participant satisfied the remaining performance requirements at Participant's target level under the Performance Share Program with respect to such Performance Period(s).

     (c) If any of the payments or benefits received or to be received by a Participant in connection with a Change in Control or the Participant's termination of employment (whether pursuant to the terms of this Plan or any other plan, arrangement or agreement with a System Company) (all such payments and benefits, excluding the Gross-Up Payment, being hereinafter referred to as the "Total Payments") will be subject to any excise tax imposed under Section 4999 of the Code
       ("Excise Tax"), the Employer shall pay to the Participant an additional amount (the "Gross-Up Payment") such that the net amount retained by the Participant, after deduction of any Excise Tax on the Total Payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, shall be equal to the Total Payments.

       For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (1) all of the Total Payments shall be treated as "parachute payments" (within the meaning of Section 280G(b)(2) of the Code) unless, in the opinion of tax counsel ("Tax Counsel") reasonably acceptable to the Participant and selected by the accounting firm which was, immediately prior to the Change in Control Period, Entergy Corporation's independent auditor (the "Auditor"), such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of Section 280G(b)(4)(A) of the Code; (2) all "excess parachute payments" (within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax unless, in the opinion of Tax Counsel, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered (within the meaning of Section 280G(b)(4)(B) of the Code) in excess of the "Base Amount" (within the meaning of Section 280G(b)(3) of the Code) allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax; and (3) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Auditor in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Participant shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Participant's residence on the Date of Termination (or if there is no Date of Termination, then the date on which the Gross-Up Payment is calculated for purposes of this Section 4.03(c)), net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

       In the event that the Excise Tax is finally determined to exceed the amount taken into account hereunder in calculating the Gross-Up Payment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Employer shall make additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Participant with respect to such excess) within five (5) business days following the time that the amount of such excess is finally determined.
       The Participant and the Employer shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments.

       The payments provided in this subsection 4.03(c) shall be made not later than the 5th day following the Date of Termination; provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Employer shall pay to the Participant on such day an estimate, in accordance with this subsection 4.03(c), of the minimum amount of such payments to which the Participant is clearly entitled and shall pay the remainder of such payments (together with interest on the unpaid remainder (or on all such payments to the extent the Employer fails to make such payments when due) at 120% of the rate provided in Section 1274(b)(2)(B) of the
       Code) as soon as the amount thereof can be determined but in no event later than the thirtieth (30th) day after the Date of Termination.

4.04 Written Statement Explaining Benefits. At the time that payments under Sections 4.02 and 4.03 commence, the Administrator shall provide the Participant with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice the Employer or the Administrator has received from Tax Counsel, the Auditor or other advisors or consultants, and any such opinions or advice which are in writing shall be attached to the statement.

4.05 Legal Fees and Expenses. On or after the commencement of a Change in Control Period, the Employer shall also pay to the Participant all legal fees and expenses incurred by the Participant in disputing in good faith any issue hereunder relating to the termination of the Participant's employment, in seeking in good faith to obtain or enforce any benefit or right provided by this Plan or in connection with any tax audit or proceeding to the extent attributable to the application of
     Section 4999 of the Code to any payment or benefit provided hereunder. Such payments shall be made within five (5) business days after delivery of the Participant's written requests for payment accompanied with such evidence of fees and expenses incurred as the Employer reasonably may require.

4.06 Forfeiture and Repayment of Benefits. The benefits that become payable or in which Participant vests solely upon a Change in Control shall nonetheless be subject to forfeiture and repayment under the conditions outlined in Section 6.01 of this Plan.

4.07 Death of Participant. If Participant should die after the occurrence of Participant's Qualifying Event, but prior to receiving all amounts to which he became entitled to receive under Sections 4.02 and 4.03, then all remaining amounts owed to Participant shall be paid in accordance with the terms of this Plan to his Beneficiary.

4.08 Provisions of Referenced Plans. To the extent this Plan references or incorporates provisions of any other System Company plan and (a) such other plan is amended, supplemented, modified or terminated during the two-year period commencing on the date of a Potential Change in Control and (b) such amendment, supplementation, modification or termination adversely affects any benefit under this Plan, whether it be in the method of calculation or otherwise, then for purposes of determining benefits under this Plan, the Administrator shall rely upon the version of such other plan in existence immediately prior to any such amendment, supplementation, modification or termination, unless such change is agreed to in writing and signed by the affected Participant and by the Administrator, or by their legal representatives and successors.


                            ARTICLE V

                       SOURCE OF PAYMENTS

5.01 Unfunded Plan. All rights of a Participant, Beneficiary or any other person or entity having or claiming a right to payments under this Plan shall be entirely unfunded, and nothing in this Plan shall be construed to give such person or entity any right, title, interest, or claim in or to any specific asset, fund, reserve, account or property of any kind whatsoever, owned by a System Company, or in which a System Company may have any right, title or interest now or in the future. However, the Participant, Beneficiary or any other such person or entity shall have the right to enforce his claim against the Employer or any other System Company in the same manner as any other unsecured creditor of such System Company. Neither a Participant, his Beneficiary nor any other person or entity shall have any rights in or against any specific assets of any System Company.

5.02 Employer Liability. At its own discretion, a System Company may purchase such insurance or annuity contracts or other types of investments as it deems desirable in order to accumulate the necessary funds to provide for the future benefit payments under the Plan. However, (a) a System Company shall be under no obligation to fund the benefits provided under this Plan; (b) the investment of System Company funds credited to a special account established hereunder shall not be restricted in any way; and (c) such funds may be available for any purpose the System Company may choose. Nothing stated herein shall prohibit a System Company from adopting or establishing a trust or other means as a source for paying any obligations created hereunder provided, however, any and all rights that any such Participants shall have with respect to any such trust or other fund shall be governed by the terms thereof.

5.03 Establishment of Trust. Notwithstanding any provisions of this Article V to the contrary, within thirty (30) days following the date of a Change in Control, each System Company shall make a single irrevocable lump sum contribution to the Trust for Deferred Payments of Entergy Corporation and Subsidiaries ("Trust") pursuant to the terms and conditions described in such Trust. Each System Company's contribution shall be in an amount equal to the total amount of additional benefits payable to such System Company's Plan Participants in accordance with the provisions of Section 4.02 of the Plan for the duration of the applicable Benefit Pay Continuation Period. Notwithstanding the foregoing in this Section to the contrary, a System Company may make contributions to the Trust prior to a Change in Control in such amounts as it shall determine in its complete discretion. The Trust is intended as a "grantor" trust under the Internal Revenue Code and the establishment and funding of such Trust is not intended to cause Participants to realize current income on amounts contributed thereto, and the Trust shall be so interpreted.


                           ARTICLE VI

                     TERMINATION OF BENEFITS

6.01 Termination of Benefits. Notwithstanding any provision under this Plan to the contrary, upon the occurrence of one or more of the following events, an individual shall immediately cease to be a Participant hereunder and no Plan benefits shall be payable to him, and, where indicated below, such individual shall immediately repay any Plan benefits previously received by him:

     (a)  during the applicable Benefit Continuation Period,
       Participant accepts employment with a System Company;

     (b) Participant elects to receive the benefits of any other voluntary or involuntary severance or separation program (excluding any qualified or non-qualified retirement or deferred compensation plans) maintained by any System Company, provided, however, that receipt of any benefits under the terms of any retention plan or agreement shall not be deemed to be the receipt of severance or separation benefits for purposes of this section;

     (c) without Employer permission, Employee removes, copies, or fails to return if he or she has already removed, any property belonging to one or all of the System Companies, including, but not limited to, the original or any copies of any records, computer files or disks, reports, notes, documents, files, audio or video tapes, papers of any kind, or equipment provided by any one or all of the System Companies or created using property of or for the benefit of one or all of the System Companies;

     (d) during Participant's employment and for 2 years thereafter, other than as authorized by a System Company or as required by law or as necessary for the Participant to perform his duties for a System Company employer, Participant shall disclose to any person or entity any non-public data or information concerning any System Company, in which case Participant shall be required to repay any Plan benefits previously received by him.
       Disclosure of information pursuant to subpoena, judicial process, or request of a governmental authority shall not be deemed a violation of this provision, provided that Participant gives the System Company immediate notice of any such subpoena or request and fully cooperates with any action by System Company to object to, quash, or limit such request; or

     (e) Participant engages in any employment (without the prior written consent of his last System Company employer) either individually or with any person, corporation, governmental agency or body, or other entity in competition with, or similar in nature to, any business conducted by any System Company at any time within the Applicable Period (defined below) and commencing upon termination of employment, where such competing employer is located in, or servicing in any way customers located in, those parishes and counties in which any System Company services customers during such Applicable Period, in which case Participant shall be required to repay any Plan benefits previously received by him. For purposes of this section 6.01
       (e), Applicable Period shall mean:

       (1) two (2) years for Participants at System Management Levels 1 and 2 at the commencement of the Change in Control Period, provided, however, that the two-year Applicable Period shall be extended to three (3) years if otherwise permissible under applicable law;

       (2) two (2) years for Participants at System Management Level 3 at the commencement of the Change in Control Period; and

       (3)    one (1) year for Participants at System Management
          Level 4 at the commencement of the Change in Control
          Period.

       However, if the stated Applicable Periods described herein shall be impermissible under applicable law, then the Applicable Period for purposes of this Plan shall be the maximum time period allowed under applicable law for a covenant not to compete.

                           ARTICLE VII

                       PLAN ADMINISTRATION

7.01 Administration of Plan. The Administrator shall operate and administer the Plan and, as such, shall have the authority as Administrator to exercise the powers and discretion conferred on it by the Plan, including the right to delegate any function to a specified person or persons. The Administrator shall discharge its duties for the exclusive benefit of the Participants and their Beneficiaries.

7.02 Powers of the Administrator. The Administrator and any of its delegees shall administer the Plan in accordance with its terms and shall have all powers, authority, and discretion necessary or proper for such purpose. In furtherance of this duty, the Administrator shall have the sole and exclusive power and discretion to make factual determinations, construe and interpret the Plan, including the intent of the Plan and any ambiguous, disputed or doubtful provisions of the Plan. All findings, decisions, or determinations of any type made by the Administrator, including factual determinations and any interpretation or construction of the Plan, shall be final and binding on all parties and shall not be disturbed unless the Administrator's decisions are arbitrary and capricious. The Administrator shall be the sole judge of the standard of proof required in any claim for benefits and/or in any question of eligibility for a benefit. By way of example, the Administrator shall have the sole and exclusive power and discretion:

     (a) to adopt such rules and regulations as it shall deem desirable or necessary for the administration of the Plan on a consistent and uniform basis;

     (b) to interpret the Plan including, without limitation, the power to use Administrator's sole and exclusive discretion to construe and interpret (1) the Plan, (2) the intent of the Plan, and (3) any ambiguous, disputed or doubtful provisions of the Plan;

     (c) to determine all questions arising in the administration of the Plan including, but not limited to, the power and discretion to determine the rights or eligibility of any Employee, Participant, Beneficiary or other claimant to receive under the Plan;

     (d) to require such information as the Administrator may reasonably request from any Employee, Participant, Beneficiary or other claimant as a condition for receiving any benefit under the Plan;

     (e) to grant and/or deny any and all claims for benefits, and construe any and all issues of Plan interpretation and/or fact issues relating to eligibility for benefits;

     (f) to compute the amount and determine the manner and timing of any benefits payable under the Plan;

     (g) to execute or deliver any instrument or make any payment on behalf of the Plan;

     (h) to employ one or more persons to render advice with respect to any of the Administrator's responsibilities under the Plan;

     (i) to direct the Employer concerning all payments that shall be made pursuant to the terms of the Plan; and

     (j) to make findings of fact, to resolve disputed fact issues, and to make determinations based on the facts and evidence contained in the administrative record developed during the claims review procedure.

     For any acts not specifically enumerated above, when applying, construing, or interpreting any and all Plan provisions and/or fact questions presented in claims for benefits, the Administrator shall have the same discretionary powers as enumerated above.

7.03 Reliance on Reports and Certificates. The Administrator may rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by an actuary, accountant, counsel or other person who may from time to time be employed or engaged for such purposes.

7.04 Claims Administration. The Administrator may appoint and, in its sole discretion, remove a Claims Administrator and/or Claims Appeal Administrator to administer claims for benefits under the Plan in accordance with its terms, and, pursuant to section 7.02, such delegees shall have all powers, authority, and discretion necessary or proper for such purpose. In the absence of such appointment, the Administrator shall be the Claims Administrator and Claims Appeal Administrator.

7.05 Filing Benefit Claims. Any claim asserting entitlement to a benefit under the Plan must be asserted within ninety (90) days after the event giving rise to the claim by sending written notice of the claim to the Claims Administrator. The written notice of the claim must be accompanied by any and all documents, materials, or other evidence allegedly supporting the claim for benefits. If the claim is granted, the claimant will be so notified in writing by the Claims Administrator.

7.06 Claim of Good Reason or Cause for Termination. For purposes of any determination regarding the existence of Good Reason or Cause for termination during a Change in Control Period, any position taken by the Participant shall be presumed correct unless Employer establishes to the Administrator by clear and convincing evidence that such position is not correct.

7.07 Denial or Partial Denial of Benefit Claims. If the Claims Administrator denies a claim for benefits in whole or part, the Claims Administrator shall notify the claimant in writing of the decision within ninety (90) days after the Claims Administrator has received the claim. In the Claim Administrator's sole discretion, the Claims Administrator may extend the time to decide the claim for an additional ninety (90) days, by giving written notice of the need for such an extension any time prior to the expiration of the initial ninety-day period. The Claims Administrator, in its sole discretion, reserves the right to request specific information from the claimant, and reserves the right to have the claimant examined or tested by person(s) employed or compensated by the Plan. If the claim is denied or partially denied, the Claims Administrator shall provide the claimant with written notice stating:

     (a) the specific reasons for the denial of the claim (including the facts upon which the denial was based) and reference to any pertinent plan provisions on which the denial is based;

     (b) if applicable, a description of any additional material or information necessary for claimant to perfect the claim and an explanation of why such material or information is necessary; and

     (c) an explanation of the claims review appeal procedure including the name and address of the person or committee to whom any appeal should be directed.

7.08 Appeal of Claims That Are Denied or Partially Denied. The claimant may request review of the Claims Administrator's denial or partial denial of a claim for Plan benefits. Such request must be made in writing within sixty (60) days after claimant has received notice of the Claims Administrator's decision and shall include with the written request for an appeal any and all documents, materials, or other evidence which claimant believes supports his or her claim for benefits. The written request for an appeal, together with all documents, materials, or other evidence which claimant believes supports his or her claim for benefits should be addressed to the Claims Administrator, who will be responsible for submitting the appeal for review to the Claims Appeal Administrator.

7.09 The Appeal Process. The Claims Administrator will submit the appeal to the Claims Appeal Administrator for review of the denial or partial denial of the claim. Within sixty
     (60) days after the receipt of claimant's appeal, claimant will be notified of the final decision of the Claims Appeal Administrator, unless, in the Claims Appeal Administrator's sole discretion, circumstances require an extension of this period for up to an additional sixty (60) days. If such an extension is required, the Claims Appeal Administrator shall notify claimant of this extension in writing before the expiration of the initial 60-day period. During the appeal, the Claims Appeal Administrator, in its sole discretion, reserves the right to request specific information from the claimant, and reserves the right to have the claimant examined or tested by person(s) employed or compensated by the Plan. The final decision of the Claims Appeal Administrator shall set forth in writing the facts and plan provisions upon which the decision is based. All decisions of the Claims Appeal Administrator are final and binding on all employees, Participants, their Beneficiaries, or other claimants.

7.10 Judicial Proceedings for Benefits. No claimant may file suit in court to obtain benefits under the Plan without first completely exhausting all stages of this claims review process. In any event, no legal action seeking Plan benefits may be commenced or maintained against the Plan more than ninety (90) days after the Claims Appeal Administrator's decision on appeal.


                          ARTICLE VIII

                    AMENDMENT AND TERMINATION

8.01 General. The Board of Directors shall have the right, in its absolute discretion, at any time and from time to time, to modify or amend, in whole or in part, any or all of the provisions of this Plan, or suspend or terminate it entirely, subject to the provisions of Section 8.02 hereof. The provisions of this Article VIII shall survive a termination of the Plan unless such termination is agreed to by the Participants.

8.02 Restrictions on Amendment or Termination. Any amendment or modification to, or the termination of, the Plan shall be subject to the following restrictions:

     (a) No amendment, modification, suspension or termination of the Plan may reduce the amount of benefits or adversely affect the manner of payment of benefits of any Participant or Beneficiary then receiving benefits in accordance with the terms of Article IV, unless such modification is agreed to in writing and signed by the affected Participant or Beneficiary and by the Plan Administrator, or by their legal representatives and successors; and

     (b) No provision of this Plan may be modified, waived, or discharged during the 2-year period commencing on the date of a Potential Change in Control unless such modification, waiver, or discharge is agreed to in writing and signed by the affected Participant and by the Plan Administrator, or by their legal representatives and successors.

8.03 Successors. A System employer shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) of all or substantially all of its business and/or assets to expressly assume and agree to perform this Plan in the same manner and to the same extent that the System employer would be required to perform it if no such succession had taken place. Failure of the System employer to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Plan and shall entitle each Participant to compensation from the System employer in the same amount and on the same terms as they would be entitled hereunder if terminated voluntarily for Good Reason, except for the purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the effective date of termination. Any successor or surviving entity that assumes or otherwise adopts this Plan as contemplated in this Section 8.03 shall succeed to all the rights, powers and duties of the Employer and the Board of Directors hereunder, subject to the restrictions on amendment or termination of the Plan as set forth in Section 8.02.


                           ARTICLE IX

                          MISCELLANEOUS

9.01 No Alienation. The benefits provided hereunder shall not be subject to alienation, assignment, pledge, anticipation, attachment, garnishment, receivership, execution or levy of any kind, including liability for alimony or support payments, and any attempt to cause such benefits to be so subjected shall not be recognized, except to the extent as may be required by law.

9.02 No Mitigation. If the Participant's employment with his Employer terminates during a Change in Control Period, the Participant is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Participant by the Employer pursuant to Article IV hereof. Further, the amount of any payment or benefit provided for under this Plan shall not be reduced by any compensation earned by the Participant as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Participant to the System, or otherwise.

9.03 Indemnification. To the extent not covered by insurance, or if there is a failure to provide full insurance coverage for any reason, and to the extent permissible under applicable laws and regulations, the System employers agree to hold harmless and indemnify Administrator and its members against any and all claims and causes of action by or on behalf of any and all parties whomsoever, and all losses therefrom, including, without limitation, costs of defense and attorneys' fees, based upon or arising out of any act or omission relating to or in connection with the Plan and Trust other than losses resulting from any such person's fraud or willful misconduct.

IN WITNESS WHEREOF, Entergy Corporation has caused this Plan to be executed by its duly authorized officer on this __ day of ________, 2000, but effective as of the Effective Date set forth herein.

                         ENTERGY CORPORATION
                         through the undersigned duly authorized
                         representative

                         _____________________________________
                         C. GARY CLARY
                         Senior Vice-President,
                         Human Resources and Administration
                         for Entergy Services, Inc.

                           APPENDIX A

                PROTOTYPE PARTICIPANT APPLICATION